Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261757) on Form S-8 of our report dated April 29, 2022, with respect to the consolidated financial statements of Nexters Inc.

/s/ JSC “KPMG”

Moscow, Russia,

April 29, 2022